CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	Monday, October 21, 2013
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. COMPLETES PURCHASE
OF MORRILL BANCSHARES, INC.

Dubuque, Iowa, October 21, 2013-Heartland Financial USA, Inc. (NASDAQ: HTLF) today announced that it completed its purchase of Morrill Bancshares, Inc., parent of The Morrill & Janes Bank and Trust Co., a commercial bank serving the greater Kansas City and northeast Kansas markets, effective October 18, 2013.

The aggregate purchase price, which was based on the tangible book value of Morrill Bancshares, was approximately $55.4 million, $16.6 million of which was paid in cash, and $38.8 million of which was paid by delivery of 1,402,431 shares of Heartland common stock. The purchase price represents a premium of $11.2 million on, or 1.25 times, Morrill Bancshares’ tangible equity. Heartland expects the transaction to be accretive to earnings in the year following the systems integration, which is planned for early second quarter 2014.

The Morrill & Janes Bank and Trust Co., which is now Heartland’s tenth independent state-chartered bank subsidiary, will continue to operate under its current name and management team. Kurt M. Saylor continues in his role as President and CEO; Rhonda S. McHenry continues as Chief Administrative Operating Officer.

As of September 30, 2013, Morrill Bancshares, Inc. had assets of approximately $790 million, loans of approximately $385 million and deposits of approximately $641 million. The acquisition expands the Heartland footprint from 8 to 10 states and from 67 to 78 banking centers.

In business since 1871, The Morrill & Janes Bank and Trust Co. is the first state-chartered bank in Kansas.

Keefe, Bruyette and Woods, Inc. acted as investment advisor to Heartland; Hovde Group acted as financial advisor to Morrill Bancshares, Inc.

Additional Contact:
Kurt Saylor, President and CEO, The Morrill & Janes Bank and Trust Co.
Phone: 913-677-4500

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About Heartland Financial USA, Inc.

Heartland Financial USA, Inc., one of Forbes 2013 “Best Banks in America,” is a $5.7 billion diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 78 banking centers in 56 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas and Missouri and loan production offices in California, Nevada, Wyoming, Idaho and North Dakota. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement

This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland’s financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland’s management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

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